AMENDED AND RESTATED CERTIFICATE

                                OF INCORPORATION

                                       OF

                                DIGITAL LAVA INC.

                     (Original Certificate of Incorporation
                             filed on June 5, 1996)

     DIGITAL LAVA INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (as amended from time to time, the "Law"), does hereby certify:

     I. That, by a written consent executed in accordance with Section 141(f) and Section 242 of the Law and effective November 26, 1996, the Board of Directors of the Corporation adopted a resolution setting forth the Amended and Restated Certificate of Incorporation set forth below (referred to herein as the "Certificate") and declaring its advisability.

     II. That, by a written consent executed in accordance with Section 228 of the Law, the holders of all of the outstanding stock entitled to vote thereon, and all of the outstanding stock of each class entitled to vote thereon as a class, have voted in favor of the adoption of this Certificate.

                                 Article 1. NAME

     The name of the corporation is DIGITAL LAVA INC. (the "Corporation").

                     Article 2. REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, in the County of New Castle and its registered agent at such office is the Corporation Service Company.

                               Article 3. PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Law.

                           Article 4. AUTHORIZED STOCK

    The Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is 40,000,000, of which:
(A) 35,000,000 shares shall be

Common Stock, $.0001 par value per share (herein called "Common"), and(B) 5,000,000 shares shall be Preferred Stock, $.0001 par value per share (herein called "Preferred"), consisting of the following series:

     (i) 966,065 shares called Series A Convertible Preferred Stock, $.0001 par value per share (herein called "Series A Preferred"),

     (ii) 50,740 shares called Series B Convertible Preferred Stock, $.0001 par value per share (herein called "Series B Preferred"),

     (iii) 8,500 shares called Series B-1 Convertible Preferred Stock, $.0001 par value per share (herein called "Series B- 1 Preferred"); and

     (iv) 30,000 shares called Series C Convertible Preferred Stock, $.0001 par value per share (herein called "Series C Preferred"; the Series A Preferred, Series B Preferred, Series B-1 Preferred and Series C Preferred are collectively referred to as the "Authorized Preferred").

     With respect to the remaining 3,944,695 shares of Preferred, the Board shall have the authority to fix by resolution the voting powers (full, limited, multiple, fractional or none), designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of one or more additional classes or series of Preferred (the "Additional Preferred") prior to or concurrently with the issuance of such shares.

     The  rights,   preferences  and  privileges  of  and  restrictions  on  the
Authorized Preferred and Common are as follows:

              Article 5. POWERS AND QUALIFICATIONS OF COMMON STOCK

     5.1 Voting Rights. Except as otherwise required by Law, each share of Common shall entitle the holder thereof to one vote on each matter submitted to a vote of the shareholders of the Corporation, and the holders of shares of Common and Authorized Preferred shall vote together and not as separate classes.

     5.2 Dividend Rights. Subject to the rights of the holders of the Authorized Preferred set forth in Article 6 below, and subject to the rights of the holders of any Additional Preferred issued pursuant to the penultimate paragraph of
Article 4 above, the holders of the Common shall be entitled to receive, when and if declared by the Board, but only out of funds legally available therefor, cash dividends in such amounts as the Board may determine.

     5.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Authorized Preferred and Additional Preferred shall be entitled upon dissolution, liquidation, or winding up, the holders of the Common shall be entitled to share ratably in the remaining assets of the Corporation with the holders of any outstanding shares of Authorized Preferred (with each share of Authorized Preferred being treated for such purpose as equal to the number of shares of Common into which each such share of Authorized Preferred is convertible on the date of such distribution).

             Article 6. POWERS AND QUALIFICATIONS OF PREFERRED STOCK

     6.1 Voting Rights. Except as otherwise required by law, each share of outstanding Authorized Preferred shall entitle the holder thereof to vote on each matter submitted to a vote of the shareholders of the Corporation and to have the number of votes equal to the number (including any fraction) of shares of Common into which such share of Authorized Preferred is then convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders becomes effective. Except as otherwise required by law, the holders of shares of Common and Authorized Preferred shall vote together and not as separate classes. Notwithstanding the foregoing, so long as any series of Authorized Preferred is outstanding, the Corporation shall not, without the affirmative vote at a meeting (the notice of which shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting, of the holders of a majority of the then outstanding shares of such series of Authorized Preferred, voting separately as a class, amend, alter or repeal any of the provisions of the Certificate of Incorporation, if the powers, preferences or special rights of such series or its holders would be adversely affected by any such amendment, alteration or repeal.

     6.2 Dividends.

     (a) The holders of the Authorized Preferred shall be entitled to receive, when and if declared by the Board, but only out of funds legally available therefor, cash dividends as the Board may determine. No dividend may be paid on the Common unless all accrued (whether or not declared) and unpaid dividends on the Authorized Preferred are paid.

     (b) If any dividend or other distribution payable in cash, securities or other property (other than securities of the Corporation the issuance of which gives rise to adjustment of the Conversion Price pursuant to Section 6.4(c)) is declared on the Common, each holder of shares of Authorized Preferred on the record date for such dividend or distribution shall be entitled to receive on the date of payment or distribution of such dividend or other distribution the same cash, securities or other property which such holder would have received on such record date if such holder was the holder of record of the number (including any fraction) of shares of Common into which the shares of Authorized Preferred then held by such holder are then convertible. No dividend which has been previously declared but unpaid shall be paid prior to the voluntary or involuntary liquidation, dissolution or winding up of the Corporation pursuant to Section 6.3 below.

     6.3 Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up:

     (a) The holder of each then outstanding share of Series C Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Series B Preferred, Series B-1 Preferred, Series A Preferred, Common or any other equity security, (i) the amount of $7.50 per share (such amount to be adjusted proportionally in the event the Series C Preferred are subdivided into a greater number or combined into a lesser number of shares) (herein called the "Series C Base Amount"), plus all declared but unpaid dividends on the Series C Preferred then held by them, and (ii) in the event the Corporation is a party to a transaction described in Section 6.3(f)(i) or (ii) below, an amount equal to ten (10%) percent of the Series C Base Amount compounded annually from January 1, 1996 till the date of the consummation of the transaction described in Section 6.3(f)(i) or (ii) below. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series C Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred in accordance with the number of shares of Series C Preferred held by each such holder.

     (b) Subject to the liquidation rights of the holders of the Series C Preferred set forth in Section 6.3(a) above, the holder of each then outstanding share of Series B Preferred and Series B-1 Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Series A Preferred, Common or any other equity security, an amount equal to $10.00 per share (such amount to be adjusted proportionally in the event the shares of Series B Preferred and Series B-1 Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series B Preferred and Series B-1 Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred and Series B-1 Preferred in accordance with the number of shares of Series B Preferred and Series B-1 Preferred held by each such holder.

     (c) Subject to the liquidation rights of the holders of the Series C Preferred, Series B Preferred and Series B-1 Preferred set forth in Sections 6.3(a) and (b) above, the holder of each then outstanding share of Series A Preferred shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Common or any other equity security, an amount equal to $1.00 per share (such amount to be adjusted proportionally in the event the shares of Series A Preferred are subdivided into a greater number or combined into a lesser number of shares), plus all accrued or declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series A Preferred, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in accordance with the number of shares of Series A Preferred held by each such holder.

     (d) Subject to the liquidation rights of the holders of the Series C Preferred, Series B Preferred, Series B-1 Preferred, and Series A Preferred set forth in Section 6.3(a), (b) and (c) above, the holder of each then outstanding share of Series A Preferred and Common shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, on a ratable basis, and before any payment or declaration and setting apart for payment of any amount or dividend with respect to the Common (other than as specified herein) or any other equity security, an amount equal to $9.00 per share for each share of Series A Preferred, and $1.00 per share for each share of Common (such amount to be adjusted proportionally in the event the shares of Series A Preferred or Common are subdivided into a greater number or combined into a lesser number of shares), plus all declared but unpaid dividends thereon. If the Corporation shall have insufficient assets and funds to pay such amounts in full to the holders of the Series A Preferred and the Common, then all assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred and the Common (with each share of Series A Preferred being treated, for such purpose, as equal to the number of shares of Common into which such share of Series A Preferred is convertible on the date of such distribution).

     (e) After payment in full of the amounts payable pursuant to Sections 6.3(a), (b), (c) and (d) above, the holder of each then outstanding share of Authorized Preferred shall be entitled to share ratably in the remaining assets of the Corporation with the holders of Common (with each share of Authorized Preferred being treated, for such purpose, as equal to the number of shares of Common into which such share of Authorized Preferred is convertible on the date of such distribution).

     (f) For purposes of this Section 6.3, (i) any acquisition of the Corporation by means of a merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, or (ii) a sale of all or substantially all of the assets of the Corporation [other than a merger, consolidation or reorganization in which the holders of a majority of the voting capital stock of the Corporation (on an as-converted basis) immediately prior thereto beneficially own, directly or indirectly, more than 50% of the combined voting power of the capital stock of
(i) the corporation surviving or resulting from such merger, consolidation or reorganization or (ii) the purchaser of such assets], shall (for purposes of the distribution of such securities or other consideration to the holders of Common and Preferred) be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Common and Preferred to receive at closing in cash, securities or other property (valued as provided in Section 6.3(g) below) amounts as specified and otherwise in the order of preference as set forth in Sections 6.3(a), (b), (c), (d) and (e) above.

     (g) Whenever the distribution provided in this Section 6.3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board.

     6.4 Conversion

          (a) Terms of Conversion.

     (i) Optional Conversion. The holder of each share of Authorized Preferred shall have the right (the "Conversion Right"), at such holder's option, to convert all, but not less than all, shares of Authorized Preferred held by such holder at any time, without cost and otherwise on the terms of this Section 6.4, into the number of fully paid and non-assessable shares of Common that results from dividing the Original Issue Price (as herein defined) of the applicable series of Authorized Preferred by the conversion price of such series of Authorized Preferred that is in effect at the time of conversion (the "Conversion Price"). The initial Conversion Price for each series of Authorized Preferred is $1.00 per share. The "Original Issue Price" for each series of Authorized Preferred $10.00 per share. The Conversion Price of each share of each series of Preferred shall be subject to adjustment from time to time as provided in this Section 6.4.

     (ii) Mandatory Conversion. Upon the occurrence of an Initial Public Offering (as hereinafter defined) or in the event of the merger of the Corporation into an entity, or a subsidiary thereof, that is subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934, as amended (collectively, a "Conversion Event") each share of Authorized Preferred shall be automatically converted, without cost and on the terms of this Section 6.4 into the number of shares of Common into which such share of Preferred would be convertible under clause 6.4(a)(i) above immediately prior to such Conversion Event.

          (b) Mechanics of Conversion.

               (i) Optional Conversion. A holder of any share of Authorized Preferred may exercise the Conversion Right with respect to all, but not less than all, of such shares held by such holder by surrendering the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Authorized Preferred, together with a written notice to the Corporation which shall state:

                    (A) that such holder elects to convert the same;

                    (B) the number of shares of Authorized Preferred being converted; and

                    (C) that such number of shares represents all of such shares of a series of Authorized Preferred held by such holder.

Thereupon, the Corporation shall promptly issue and deliver to the holder of such shares a certificate or certificates for the number of shares of Common to which such holder shall be entitled. The conversion of any shares of Authorized Preferred shall be deemed to have been made immediately prior to the close of business on the date that the shares of Authorized Preferred to be converted are surrendered to the Corporation, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. Any dividends or distributions declared but unpaid at the time of conversion with respect to the Authorized Preferred so converted shall be paid to the holder of such Common.

               (ii) Mandatory Conversion. The Corporation shall give written notice to each holder of a share of Authorized Preferred not more than forty (40) nor less than ten (10) days before the anticipated effective date of a Conversion Event and shall also give written notice to each such holder upon the actual occurrence of a Conversion Event. Following the conversion of such shares, each holder of shares so converted may surrender the certificate therefor at the office of the Corporation or any transfer agent for the Authorized Preferred. Upon such surrender, the Corporation shall issue and deliver to each holder a certificate or certificates for the number of shares of Common to which such holder is entitled.

               The conversion of shares of Authorized Preferred shall take place upon the occurrence of a Conversion Event, whether or not the certificates representing such shares of Authorized Preferred shall have been surrendered or new certificates representing the shares of Common into which such shares have been converted shall have been issued.

          (c) Adjustment of Conversion Price. The Conversion Price for each share of Authorized Preferred and the kind of securities issuable upon the conversion of any share of Authorized Preferred shall be adjusted from time to time as follows:

               (i) Subdivision or Combination of Shares. If the Corporation at any time effects a subdivision or combination of the outstanding Common, each Conversion Price shall be decreased, in the case of a subdivision, or increased, in the case of a combination, in the same proportions as the Common is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

               (ii) Stock Dividends. If the Corporation at any time pays a dividend, or makes any other distribution, to holders of Common payable in shares of Common, or fixes a record date for the determination of holders of Common entitled to receive a dividend or other distribution payable in shares of Common, each Conversion Price shall be decreased by multiplying it by a fraction:

                    (A) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution, and

                    (B) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus, if the Corporation paid cash instead of fractional shares otherwise issuable in such dividend or distribution, the number of additional shares which would have been outstanding had the Corporation issued fractional shares instead of cash), in each case effective automatically as of the date the Corporation shall take a record of the holders of its Common for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

               (iii) Reclassification, Consolidation or Merger. If at any time, as a result of:

                    (A) a capital reorganization or reclassification (other than a subdivision, combination or dividend which gives rise to an adjustment of each Conversion Price pursuant to clauses (i) or
               (ii) of this Section 6.4(c)); or

                    (B) a  merger  or  consolidation  of  the  Corporation  with another corporation (other than a merger or consolidation giving rise to liquidation rights of the Authorized Preferred as provided by

Section 6.3(f)),

the Common issuable upon the conversion of the Authorized Preferred is changed into, or exchanged for, the same or a different number of shares of any class or classes of stock of the Corporation or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Authorized Preferred (or of any securities into which the Authorized Preferred is changed or for which the Authorized Preferred is exchanged), so that:

          (Y) the holders of Authorized Preferred or of such substitute securities shall thereafter be entitled to receive, upon conversion of the Authorized Preferred or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such holders had converted their Authorized Preferred immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

          (Z) the Authorized Preferred or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 6.4(c).

The provisions of this Section6.4(c)(iii) shall similarly apply to successive capital reorganizations, re-classifications, mergers, and consolidations.

     (iv) Anti-Dilution Protection. (A) For purposes of this Section 6.4(c)(iv), "Additional Shares" means all shares of Common or Preferred issued by the Corporation after December 1, 1996, including shares of Common or Preferred issued upon the exercise of outstanding options and warrants, but excluding:

          (1)  shares  of  Common  issuable  in  transactions   giving  rise  to
          adjustments under Sections 6.4(c)(i), (ii), or(iii)above; and

          (2) shares of Common issuable upon conversion of shares of Preferred.

     (B) If at any time the Corporation issues Additional Shares, at such issuance the Conversion Price with respect to the Series C Preferred and Series B-1 Preferred shall be reduced to a price per share determined by multiplying the respective Conversion Prices by a fraction:

          (1) the numerator of which shall be the sum of (x) the total number of shares of Common outstanding immediately prior to the issuance of such Additional Shares and (y) the total number of shares of Common issuable upon the conversion of all of the then-outstanding shares of Preferred; and

          (2) the denominator of which shall be the sum of (x) the total number of shares of Common outstanding immediately after the issuance of such Additional Shares and
     (y) the total number of shares of Common issuable upon the conversion of all of the shares of Preferred outstanding immediately after the issuance of such Additional Shares.

     (v) Other Action Affecting Common. If at any time the Corporation takes any action affecting its Common which, in the opinion of the Board, would have an adverse effect upon the Conversion Rights of the Authorized Preferred, the Conversion Price and the kind of Securities issuable upon the conversion of Authorized Preferred shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

     (vi) Notice of Adjustment Events. Whenever the Corporation contemplates the occurrence of an event which would give rise to adjustments under Sections 6.4(c)(i) - (v) above, the Corporation shall mail to each holder of Authorized Preferred, at least 15 days prior to the record date with respect to such event or, if no record date shall be established, at least 15 days prior to such event, a notice specifying (A) the nature of the contemplated event, (B) the date on which any such record is to be taken for the purpose of such event, (C) the date on which such event is expected to become effective, and (D) the time, if any is to be fixed, when the holders of record of Common (or other securities) shall be entitled to exchange their shares of Common (or other securities) for securities or other property deliverable in connection with such event.

     (vii) Notice of Adjustments. Whenever the Conversion Price or the kind of securities issuable upon the conversion of any one of or all of the Authorized Preferred shall be adjusted pursuant to Section 6.4(c)(i) - (v) above, the Corporation shall make a certificate signed by its President or a Vice President and by its Chief Financial Officer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Conversion Price and the kind of securities issuable upon the conversion of any one of or all of the Authorized Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each holder of Authorized Preferred promptly after each adjustment.

          (d) Reservation of Shares. The Corporation will take such corporate action as may be necessary from time to time so that at all times it will have authorized, and reserved out of its authorized but unissued Common for the sole purpose of issuance upon conversion of shares of Authorized Preferred, a sufficient number of shares of Common to permit the conversion in full of all outstanding shares of Authorized Preferred. (e) Full Consideration. All shares of Common which shall be issued upon the conversion of any Authorized Preferred (which is itself fully paid and non-assessable) will, upon issuance, be fully paid and non-assessable. The Corporation will pay such amounts and will take such other action as may be necessary from time to time so that all shares of Common which shall be issued upon the conversion of any Authorized Preferred will, upon issuance and without cost to the recipient, be free from all preemptive rights, taxes, liens and charges with respect to the issue thereof.

          (f) Definitions. For the purpose of this Article Six, the following terms shall have the meanings ascribed below;

     "Board" shall mean the Board of Directors of the Corporation.

     "Initial Public Offering" means the consummation of the first issuance and sale to the public of Common pursuant to an effective registration statement under the Securities Act of 1933.

                         Article 7. BOARD OF DIRECTORS.

     7.1 Number of Directors. The number of directors composing the Board shall not be less than four nor more than nine. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.

     7.2 Election of Directors. Elections of directors need not be by written ballot unless the By-laws of the Corporation so provide.

     7.3 Vacancies and Newly Created Directorships. Except as required by Law or this Certificate, all vacancies on the Board and newly-created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, or by the vote of the holders of a majority of the outstanding shares of stock entitled to vote on the election of directors.

     7.4 Initial Directors. Until changed by resolution of the directors in accordance with Section 7.1 of this Certificate, the number of directors shall be five. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified are as follows:

Name                Mailing Address
----                ---------------

Roger Berman        10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 990024
Joshua Sharfman     10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 990024
Dr. James Stigler   10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 990024
Thomas Stigler      10850 Wilshire Boulevard, Suite 1260, Los Angeles, CA 990024
Gerald Porter       13 Via Roma, Palm Coast, FL 32137

                        Article 8. LIABILITY OF DIRECTORS

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that to the extent required by the Law this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Article 9. INDEMNIFICATION OF DIRECTORS AND OTHER PERSONS

     The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he or she is or was an officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that, the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.

                       Article 10. PROSPECTIVE AMENDMENTS

     So long as any series of Authorized Preferred is outstanding, the Corporation shall not, without the affirmative vote at a meeting (the notice of which shall state the general character of the matter to be submitted thereat), or the written consent with or without a meeting, of the holders of a majority of the then outstanding shares of such series of Authorized Preferred, voting separately as a class, amend, alter or repeal any of the provisions of this Certificate if the powers, preferences or special rights of such series or its holders would be adversely affected by any such amendment, alteration or repeal. No amendment to or repeal of Article 8 or Article 9 of this Certificate shall apply to or have any effect on the rights of any individual referred to in
Article 8 or Article 9 for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                         Article 11. STOCKHOLDER ACTIONS

     At any time after the first sale to the public of shares of Common pursuant to an Initial Public Offering, any action required or permitted to be taken by the holders of Common (whether voting separately as a class or together with other classes) must be taken at a duly convened annual or special meeting of such stockholders, and may not be taken without a meeting by a consent in writing by such holders.

                        Article 12. BUSINESS COMBINATIONS

     The Corporation hereby expressly elects not to be governed by Section 203 of the Law.

                               Article 13. BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President on November 26, 1996.

                                                     DIGITAL LAVA INC.

                                                     /s/ Roger Berman
                                                     ---------------------------
                                                     Roger H. Berman, President